DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis
State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end, diversifed investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                  1933 Act       1940 Act
                                                Reg. Number    Reg. Number

     IDS Bond Fund, Inc.                          2-51586        811-2503
     IDS California Tax-Exempt Trust              33-5103        811-4646
     IDS Discovery Fund, Inc.                     2-72174        811-3178
     IDS Equity Select Fund, Inc.                 2-13188        811-772
     IDS Extra Income Fund, Inc.                  2-86637        811-3848
     IDS Federal Income Fund, Inc.                2-96512        811-4260
     IDS Global Series, Inc.                      33-25824       811-5696
     IDS Growth Fund, Inc.                        2-38355        811-2111
     IDS High Yield Tax-Exempt Fund, Inc.         2-63552        811-2901
     IDS International Fund, Inc.                 2-92309        811-4075
     IDS Investment Series, Inc.                  2-11328        811-54
     IDS Managed Retirement Fund, Inc.            2-93801        811-4133
     IDS Market Advantage Series, Inc.            33-30770       811-5897
     IDS Money Market Series, Inc.                2-54516        811-2591
     IDS New Dimensions Fund, Inc.                2-28529        811-1629
     IDS Precious Metals Fund, Inc.               2-93745        811-4132
     IDS Progressive Fund, Inc.                   2-30059        811-1714
     IDS Selective Fund, Inc.                     2-10700        811-499
     IDS Special Tax-Exempt Series Trust          33-5102        811-4647
     IDS Stock Fund, Inc.                         2-11358        811-498
     IDS Strategy Fund, Inc.                      2-89288        811-3956
     IDS Tax-Exempt Bond Fund, Inc.               2-57328        811-2686
     IDS Tax-Free Money Fund, Inc.                2-66868        811-3003
     IDS Utilities Income Fund, Inc.              33-20872       811-5522

hereby constitutes and appoints William R. Pearce, Arne H. Carlson and Leslie
L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 14th day of January, 1999.

/s/  H. Brewster Atwater, Jr.           /s/  William R. Pearce
     H. Brewster Atwater, Jr.                William R. Pearce

/s/  Arne H. Carlson                    /s/  Alan K. Simpson
     Arne H. Carlson                         Alan K. Simpson

/s/  Lynne V. Cheney                    /s/  Edson W. Spencer
     Lynne V. Cheney                         Edson W. Spencer

/s/  William H. Dudley                  /s/  John R. Thomas
     William H. Dudley                       John R. Thomas

/s/  David R. Hubers                    /S/  Wheelock Whitney
     David R. Hubers                         Wheelock Whitney

/s/  Heinz F. Hutter                    /s/  C. Angus Wurtele
     Heinz F. Hutter                         C. Angus Wurtele

/s/  Anne P. Jones
     Anne P. Jones